As filed with the Securities and Exchange Commission on June 10, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

W. P. CAREY & CO. LLC
(Exact name of registrant as specified in its charter)

Delaware	13-3912578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
50 Rockefeller Plaza New York, New York 10020 (212) 492-1100 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Trevor P. Bond Chief Executive Officer 50 Rockefeller Plaza New York, New York 10020 (212) 492-1100 (Name, address and telephone number, including area code, of agent for service)

Copy to:

Christopher P. Giordano, Esq.
Daniel I. Goldberg, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
(212) 335-4500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered(1)	to be Registered	Price per Unit	Offering Price	Fee
Senior Notes	(2)	(2)	(2)	(2)
Subordinated Notes	(2)	(2)	(2)	(2)
Listed Shares, no par value	(2)	(2)	(2)	(2)
Future Shares	(2)	(2)	(2)	(2)
Debt Warrants	(2)	(2)	(2)	(3)
Equity Warrants	(2)	(2)	(2)	(4)
Units	(2)	(2)	(2)	(5)
Purchase Contracts	(2)	(2)	(2)	(2)
Total:				$(2)

(1)	The securities of each class may be offered and sold by the Registrant from time to time.

(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(3)	Debt Warrants will represent rights to purchase debt securities registered hereby. Due to the fact that the Debt Warrants will provide a right only to purchase the debt securities offered hereunder, no additional registration fee is required for the Debt Warrants.

(4)	Equity Warrants will represent rights to purchase equity securities registered hereby. Due to the fact that the Equity Warrants will provide a right only to purchase the equity securities offered hereunder, no additional registration fee is required for the Equity Warrants.

(5)	Any registered securities may be sold separately or as Units with other registered securities. Units may consist of two or more securities in any combination, which may or may not be separable from one another. Each Unit will be issued under a unit agreement. Due to the fact that Units will consist of securities registered hereunder, no additional registration fee is required for the Units.

PROSPECTUS

W. P. CAREY & CO. LLC

Senior Notes
Subordinated Notes
Listed Shares
Future Shares
Debt Warrants
Equity Warrants
Units
Purchase Contracts

W. P. Carey & Co. LLC intends to offer and sell, from time to time, in one or more series or classes, the securities described in this prospectus. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any commissions or discounts.

Our Listed Shares are listed on the New York Stock Exchange, or NYSE, under the symbol “WPC.”

Investing in our securities involves risk. See “Risk Factors” on page 3 of this prospectus. The prospectus supplement relating to a particular offering of securities may discuss certain risks of investing in those securities. You should carefully consider these risk factors and risks before deciding to purchase any securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is June 10, 2011.

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us is accurate only as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus, the terms “W.  P. Carey,” “we,” “our” or “us” refer to W. P. Carey & Co. LLC and its consolidated subsidiaries, unless otherwise specified.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, we may sell senior notes, subordinated notes, listed shares, future shares, debt warrants, equity warrants, units and purchase contracts. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

FORWARD LOOKING STATEMENTS

All statements included or incorporated by reference into this prospectus and any accompanying prospectus supplement, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements. This prospectus and any accompanying prospectus contain forward looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business or others on our behalf, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” or “continue,” and variations of such words and similar expressions are intended to identify such forward looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We have based our forward looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward looking statements. Reference is made in particular to forward looking statements regarding revenues, regulatory activities, expenses, earnings per share, liquidity and capital resources, and trends. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward looking statements after the distribution of this prospectus and any accompanying prospectus supplement, whether as a result of new information, future events, changes in assumptions or otherwise.

You are cautioned not to rely unduly on any forward looking statements. These risks and uncertainties are discussed in more detail under “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information; Incorporation by Reference” below.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. All our filings with the SEC, and any amendments to such filings, are available for free on our website, www.wpcarey.com, as soon as reasonably practicable after they are filed or furnished to the SEC. These website addresses are not intended to function as hyperlinks, and the information contained on our website and in the SEC’s website is not incorporated by reference in this prospectus and any accompanying prospectus supplement and you should not consider it a part of this prospectus and any accompanying prospectus supplement.

This prospectus and any accompanying prospectus supplement incorporate important business and financial information about us that is not included in or delivered with this prospectus and any accompanying prospectus supplement. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information in this prospectus and any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 25, 2011;

•	Our Current Report on Form 8-K, which contains our audited consolidated financial statements for the year ended December 31, 2010, filed on June 10, 2011;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2011, filed on May 10, 2011;

•	Our Current Report on Form 8-K filed on May 6, 2011;

•	Our Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders filed on April 29, 2011; and

•	The descriptions of our Listed Shares contained in our registration statements on Form 8-A filed with the SEC on January 13, 1998 and October 22, 1999, including any amendment or report filed for the purpose of updating that description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and any accompanying prospectus supplement and prior to the termination of the offering of securities hereby. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, at no cost, by writing or telephoning us at the following address and telephone number:

W. P. Carey & Co. LLC
Attention: Investor Relations
50 Rockefeller Plaza
New York, New York 10020
Tel: 212-492-1100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

We provide long-term sale-leaseback and build-to-suit transactions for companies worldwide and manage a global investment portfolio. We invest primarily in commercial properties domestically and internationally that are each triple-net leased to single corporate tenants, which requires each tenant to pay substantially all of the costs associated with operating and maintaining the property. We also earn revenue as the advisor to publicly owned, non-listed real estate investment trusts, which are sponsored by us under the Corporate Property Associates brand name (the “CPA® REITs”) and that invest in similar properties. We are currently the advisor to the following CPA® REITs: Corporate Property Associates 15 Incorporated (“CPA®:15”), Corporate Property Associates 16 — Global Incorporated (“CPA®:16 — Global”) and Corporate Property Associates 17 — Global Incorporated (“CPA®:17 — Global”). We are currently fundraising for CPA®:17 — Global.

We are also the advisor to Carey Watermark Investors Incorporated (“CWI,” and together with the CPA® REITs, the “REITs”), which we formed in March 2008 for the purpose of acquiring interests in lodging and lodging-related properties. A registration statement to sell up to $1.0 billion of common stock of CWI was declared effective by the SEC in September 2010. We are currently fundraising for CWI.

Most of our properties were either acquired as a result of our consolidation with certain affiliated Corporate Property Associates limited partnerships or subsequently acquired from other CPA® REIT programs in connection with the provision of liquidity to shareholders of those REITs, as further described below. Our principal focus on our owned real estate portfolio in recent years has been on enhancing the value of our existing properties. Under the advisory agreements with the REITs, we manage the REITs’ portfolios of real estate investments, for which we earn asset-based management and performance revenue, and we structure and negotiate investments and debt placement transactions for them, for which we earn structuring revenue. We also receive a percentage of distributions of available cash from the operating partnerships of CPA®:16 Global, CPA®:17 — Global and CWI. In addition, we earn incentive and disposition revenue and receive other compensation in connection with providing liquidity alternatives to shareholders of the REITs. The REITs also reimburse us for certain costs, primarily broker-dealer commissions paid on their behalf and marketing and personnel costs. As a result of electing to receive certain payments for services in shares, we also hold ownership interests in the REITs.

We were formed as a limited liability company under the laws of Delaware on July 15, 1996. We commenced operations on January 1, 1998 by combining the limited partnership interests of nine CPA® partnerships, at which time we listed on the NYSE. Our symbol on the NYSE is “WPC.” As a limited liability company, we are not subject to federal income taxation as long as we satisfy certain requirements relating to our operations and pass through any tax liabilities or benefits to our shareholders; however, certain of our subsidiaries are engaged in investment management operations and are subject to United States (“U.S.”) federal, state and local income taxes, and some of our subsidiaries may also be subject to foreign taxes.

Our principal executive offices are located at 50 Rockefeller Plaza, New York, NY 10020, and our telephone number is (212) 492-1100. At December 31, 2010, we employed 170 individuals through our wholly-owned subsidiaries. Our public website is www.wpcarey.com. On our website, investors can find press releases, financial filings and other information about us. The SEC website, www.sec.gov, also offers access to reports and documents we have electronically filed with or furnished to the SEC. These website addresses are not intended to function as hyperlinks, and the information contained on our website and in the SEC’s website is not intended to be a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Forward Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by us under this prospectus for general corporate purposes. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. These computations include W. P. Carey and its consolidated subsidiaries. For these ratios, “earnings” is computed by adding income before income taxes and fixed charges (excluding capitalized interest), excluding our share of income/losses in equity method. Fixed charges consist of (i) interest expense, which includes amortized premiums, discounts and capitalized expenses related to indebtedness and (ii) a reasonable approximation of the interest factor deemed to be included in rental expense. Fixed charges exclude any interest related to unrecognized tax benefits, which is included in the provision for income taxes in our Consolidated Statements of Income.

	Three Months
	Ended March 31,	Year Ended December 31,
	2011	2010	2009	2008	2007	2006

Ratio of earnings to fixed charges	6.45	6.31	7.82	5.90	6.41	8.73

For the periods indicated above, and as of the date of this prospectus, we have no outstanding Future Shares, as described below, with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and Future Shares dividends are identical to the ratios presented in the tables above.

DESCRIPTIONS OF SECURITIES

The following is a summary of select provisions of our capital stock, as well as other certain provisions of our Amended and Restated Limited Liability Company Agreement, or LLC Agreement, and Amended and Restated Bylaws, or Bylaws. The descriptions set forth below are qualified in their entirety by reference to the relevant provisions of the LLC Agreement and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Issued Capital Stock

As of March 31, 2011, our authorized capital stock consisted of (i) 100,000,000 listed shares, no par value per share, which we refer to as Listed Shares, of which 39,614,250 were issued and outstanding, and (ii) one or more classes or series of future shares, which our board of directors has the sole authority to authorize and issue, which we refer to as Future Shares.

Listed Shares

Voting Rights.  Holders of Listed Shares are entitled to one vote per share on all matters with respect to which the holders of Listed Shares are entitled to vote. The holders of Listed Shares do not have cumulative voting rights.

Dividend Rights.  Subject to the right of Future Shares, if any, holders of Listed Shares are entitled to receive dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for such purpose, after payment of dividends required to be paid on outstanding Future

Shares, if any. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, results of operations, cash requirements, financial condition, contractual restrictions and factors that our board of directors may deem relevant.

Liquidation Rights.  Upon liquidation, dissolution or winding up, the holders of Listed Shares will be entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding Future Share, if any.

Other Matters.  The Listed Shares have no preemptive or conversion rights. The Listed Shares are fully paid and non-assessable.

Future Shares

Our LLC Agreement authorizes the board of directors to establish one or more class or series of Future Shares and to determine, with respect to any such class or series of Future Shares, the terms and rights of that class or series, including:

•	the designation of the class or series;

•	whether dividends, if any, will be paid to such class or series, the dividend rate and whether such dividends will be cumulative or non-cumulative; and

•	to fix the preference, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such class or series.

We believe that the ability of the board of directors to issue one or more classes or series of Future Shares will provide us with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs which might arise. The additional classes or series of Future Shares, as well as the Listed Shares, will be available for issuance without further action by our Listed Share holders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although the board of directors currently does not contemplate doing so, it could issue a class or series of Future Shares that could, depending on the terms of such class or series, impede a merger, tender offer or other transaction that some or a majority of the Listed Share holders might believe to be in their best interests or in which they might receive a premium for their Listed Shares over the then-current market price.

Anti-Takeover Effects of Certain Provisions of Our LLC Agreement and Bylaws

Certain provisions of our LLC Agreement and Bylaws could make a change in our control more difficult by means of a tender offer, a proxy contest or otherwise. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and management and in the policies formulated by the board of directors and to discourage an unsolicited takeover, if the board of directors determines that such takeover is not in our best interests and our shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management, even if some or a majority of our shareholders deemed such an attempt to be in their best interests, including those attempts that might result in a premium over the then-current market price for the shares held by stockholders.

For more information on these provisions, see “Where You Can Find More Information; Information Incorporated by Reference.”

Transfer Agent and Registrar

BNY Mellon is the transfer agent and registrar for our Listed Shares.

Listing

Our Listed Shares are listed on the NYSE under the symbol “WPC.”

Authorized but Unissued Capital Stock

The listing requirements of the NYSE, which applies so long as our Listed Shares are listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then outstanding number of Listed Shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Listed Shares may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management and possibly deprive the stockholders of opportunities to sell their Listed Shares at prices higher than prevailing market prices.

SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material U.S. federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold from time to time.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Listed Shares

We may sell our Listed Shares. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Future Shares

We may sell our Future Shares in one or more class or series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will list the Future Shares on a securities exchange and any other specific terms of the class or series of Future Shares

Senior Notes and Subordinated Notes

Our notes, including senior notes and subordinated notes, may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the notes.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our senior notes, subordinated notes, Listed Shares or Future Shares.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

Debt Warrants and Equity Warrants

We may sell warrants to purchase our senior notes, subordinated notes, Listed Shares, our Future Shares or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

VALIDITY OF SECURITIES

DLA Piper LLP (US), New York, New York, will pass upon certain legal matters relating to the issuance and sale of the securities on behalf of W. P. Carey & Co. LLC.

EXPERTS

The financial statements and financial statement schedule incorporated in this Prospectus by reference to our Current Report on Form 8-K dated June 10, 2011 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the Year Ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$	*
Printing expenses		**
Trustee fees and expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The following is a summary of the material indemnification provisions contained in our Amended and Restated Limited Liability Company Agreement, or LLC Agreement, and Amended and Restated Bylaws, or Bylaws. The descriptions set forth below are qualified in their entirety by reference to the relevant provisions of the LLC Agreement and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

No directors or officers of W. P. Carey & Co. LLC. (“W. P. Carey”) shall be liable, responsible or accountable in damages or otherwise to W. P. Carey or any of its shareholders for any act or omission performed or omitted by him or her, or for any decision, except in the case of fraudulent or illegal conduct of such person. The fact that an action, omission to act or decision is taken on the advice of counsel for W. P. Carey shall be evidence of good faith and lack of fraudulent conduct.

To the fullest extent permitted by law, all directors and officers of W. P. Carey shall be entitled to indemnification from W. P. Carey for any loss, damage or claim (including any reasonable attorney’s fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person; provided, that any indemnity shall be paid out of the assets of W. P. Carey only (or any insurance proceeds available therefor), and no shareholder shall have any personal liability on account thereof.

The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person acted fraudulently or illegally.

The indemnification provided by W. P. Carey’s LLC Agreement is not exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or directors, or otherwise, and shall inure to the benefit of the heirs executors and administrators of such a person.

Any repeal or modification of the indemnification provisions of W. P. Carey’s LLC Agreement shall not adversely affect any right or protection of a director or officer of W. P. Carey existing at the time of such repeal of modifications.

W. P. Carey has adopted an Indemnification Policy applicable to its officers and directors. The Indemnification Policy requires, among other things, that W. P. Carey indemnify its officers and directors to the fullest extent permitted by Delaware law and advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. W. P. Carey must also advance all expenses incurred by officers and directors seeking to enforce their rights to advancement under the Indemnification Policy and may cover officers and directors under W. P. Carey’s directors and officers liability insurance. Although the Indemnification Policy offers substantially the same scope of coverage afforded by provisions in W. P. Carey’s organizational documents, it provides greater assurance to officers and directors that indemnification will be available, because it cannot be modified unilaterally in the future by the Board of Directors or by the shareholders to eliminate the rights that it provides with respect to existing facts.

W. P. Carey may, if the board of directors of W. P. Carey deems it appropriate in its sole discretion, obtain insurance for the benefit of W. P. Carey’s directors and officers, or enter into indemnification agreements with such directors and officers, relating to the liability of such persons.

Item 16.	Exhibits.

1.1	Underwriting Agreement*
3.1	Amended and Restated Limited Liability Company Agreement (incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed August 9, 2006)
3.2	Amended and Restated Bylaws (incorporated by reference to Form 8-K filed April 29, 2005)
4.1	Form of Listed Share Stock Certificate (incorporated by reference to Registration Statement on Form S-4 (No. 333-37901) filed October 15, 1997)
4.2	Form of Future Share Stock Certificate*
4.3	Form of Share Designation Establishing Terms of Future Shares*
4.4	Form of Senior Note*
4.5	Form of Subordinated Note*
4.6	Form of Debt Warrant Agreement (Including Form of Warrant Certificate)*
4.7	Form of Equity Warrant Agreement (Including Form of Warrant Certificate)*
4.8	Form of Unit Agreement (Including Form of Unit Certificate)*
4.9	Form of Purchase Contract*
5.1	Opinion of DLA Piper LLP (US) as to legality
12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
24.1	Power of Attorney (included on signature page)

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) If the securities being registered are offered to existing security holders pursuant to warrants or subscription rights and any securities not taken by security holders are to be reoffered to the public, each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b) (2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 10, 2011.

W. P. CAREY & CO. LLC

By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Trevor P. Bond and Susan C. Hyde, or any of them, his or her attorney-in-fact, each with the power of substitution and re-substitution, for him or her in any and all capacities, to sign any amendments and post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wm. Polk Carey Wm. Polk Carey	Chairman of the Board and Director	June 10, 2011

/s/ Trevor P. Bond Trevor P. Bond	Chief Executive Officer (Principal Executive Officer)	June 10, 2011

/s/ Mark J. DeCesaris Mark J. DeCesaris	Managing Director and Chief Financial Officer (Principal Financial Officer)	June 10, 2011

/s/ Thomas J. Ridings Jr. Thomas J. Ridings Jr.	Executive Director and Chief Accounting Officer (Principal Accounting Officer)	June 10, 2011

/s/ Francis J. Carey Francis J. Carey	Director	June 10, 2011

/s/ Nathaniel S. Coolidge Nathaniel S. Coolidge	Director	June 10, 2011

Signature	Title	Date

/s/ Eberhard Faber, IV Eberhard Faber, IV	Director	June 10, 2011

/s/ Benjamin H. Griswold, IV Benjamin H. Griswold, IV	Director	June 10, 2011

/s/ Dr. Lawrence R. Klein Dr. Lawrence R. Klein	Director	June 10, 2011

/s/ Dr. Karsten von Köller Dr. Karsten von Köller	Director	June 10, 2011

/s/ Robert E. Mittelstaedt, Jr. Robert E. Mittelstaedt, Jr.	Director	June 10, 2011

/s/ Charles E. Parente Charles E. Parente	Director	June 10, 2011

/s/ Reginald Winssinger Reginald Winssinger	Director	June 10, 2011

W. P. CAREY & CO. LLC REGISTRATION STATEMENT ON FORM S-3

EXHIBIT INDEX

1.1	Underwriting Agreement*
3.1	Amended and Restated Limited Liability Company Agreement (incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed August 9, 2006)
3.2	Amended and Restated Bylaws (incorporated by reference to Form 8-K filed April 29, 2005)
4.1	Form of Listed Share Stock Certificate (incorporated by reference to Registration Statement on Form S-4 (No. 333-37901) filed October 15, 1997)
4.2	Form of Future Share Stock Certificate*
4.3	Form of Share Designation Establishing Terms of Future Shares*
4.4	Form of Senior Note*
4.5	Form of Subordinated Note*
4.6	Form of Debt Warrant Agreement (Including Form of Warrant Certificate)*
4.7	Form of Equity Warrant Agreement (Including Form of Warrant Certificate)*
4.8	Form of Unit Agreement (Including Form of Unit Certificate)*
4.9	Form of Purchase Contract*
5.1	Opinion of DLA Piper LLP (US) as to legality
12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
24.1	Power of Attorney (included on signature page)

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.